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                                                               EXHIBIT 27(f)(2)

                                     BY-LAWS
                                       OF
                        NORTHSTAR LIFE INSURANCE COMPANY,
                             A NEW YORK CORPORATION

                                    ARTICLE I
                            MEETINGS OF SHAREHOLDERS

                  SECTION 1. Place of Meetings. All meetings of the Shareholders of the Corporation shall be held at the registered office of the Corporation or at such places, within or without the State of New York, as may be fixed from time to time by the Board of Directors.

                  SECTION 2. Annual Meeting. Commencing in the year 1989, the annual meeting of Shareholders shall be held on the first Tuesday in March of every year at 3:00 p.m., if not a legal holiday, and if a legal holiday, then on the next following business day not a legal holiday, at 3:00 p.m., or at such other date and time as may be fixed by the Board of Directors. At each annual meeting of Stockholders, the Stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

                  SECTION 3. Notice of Annual Meeting. Written notice of each annual meeting of Stockholders, stating the place, date and hour of the meeting, shall be given in the manner set forth in Article IV of these By-Laws not less than ten nor more than fifty days before the date of the meeting to each Stockholder entitled to vote at the meeting.

                  SECTION 4. Special Meetings. Special meetings of Shareholders may be called at any time for any purpose or purposes, by the Board of Directors, or by the President, and shall be called by the President or the Secretary upon the written request of a majority of the Board of Directors, or upon the written request of a Shareholder or Shareholders holding of record at least

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10% of the outstanding shares of stock of the Corporation entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting.

                  SECTION 5. Notice of Special Meeting. Notice of each special meeting of Shareholders shall be given in the manner set forth in Article IV of these By-Laws not less than ten nor more than fifty days before the date of the meeting to each Shareholder entitled to vote at such meeting. Each such notice shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called and indicate by whom it is being called.

                  SECTION 6. Quorum. Except as otherwise required by law or the Charter, the presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at a meeting of Shareholders shall be necessary, and shall constitute a quorum, for the transaction of business at such meeting. If a quorum is not present or represented by proxy at any meeting of Stockholders, the holders of a majority of the shares entitled to vote at the meeting who are present in person or represented by proxy may adjourn the meeting from time to time until a quorum is present. An adjourned meeting may be held later without notice other than announcement at the meeting, except that if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in the manner set forth in
Article IV to each Stockholder entitled to vote at the adjourned meeting. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

                  SECTION 7. Qualification of Voters. The only persons entitled to notice of or to vote at any meeting of Shareholders shall be the persons shown as Shareholders of the Corporation on the stock records of the Corporation on the record date fixed by the Board of Directors, or, in the absence thereof, at the close of business on the date the notice of the meeting is given.

                  SECTION 8. Voting. At any meeting of Stockholders each Shareholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or

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the Charter, each Shareholder shall be entitled to one vote for each share of stock entitled to vote standing in his/her name on the books of the Corporation. All elections of directors shall be determined by plurality votes. Except as otherwise provided by law or in the Charter or these By-Laws, any other matter shall be determined by the vote of the holders of a majority of the shares voting on it.

                  SECTION 9. Action Without a Meeting. Except as otherwise provided by the Charter, whenever the vote of Shareholders is required or permitted in connection with any corporate action, such action may be taken without a meeting on written consent setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

                                   ARTICLE II
                               BOARD OF DIRECTORS

                  SECTION 1. Function. The Board of Directors shall manage the business of the Corporation, except as otherwise provided by law, the Charter or these By-Laws.

                  SECTION 2. Number and Term of Office.The number of directors constituting the entire Board of Directors shall be such number, not less than thirteen, as shall be determined by resolution of the Board of Directors from time to time. At all times a majority of the entire Board of Directors shall be citizens and residents of the United States and not less than three thereof shall be residents of the State of New York, and none shall be less than eighteen years of age. Not less than one-third of the directors shall be neither officers nor salaried employees of the Corporation or any entity controlling, controlled by, or under common control with the Corporation and shall not be beneficial owners of a controlling interest in the voting stock of the Corporation or any such entity. Directors need not be Stockholders. Except as otherwise provided by law, the Charter or these By-Laws, the term of office of each director shall be from the time of the director's election and qualification until the annual meeting of Shareholders next succeeding the director's election and

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until the successor shall have been duly elected and qualified. No director shall receive a fee for serving in such capacity if such director is a salaried employee of the Corporation.

                  SECTION 3. Removal of Directors. Except as otherwise provided by law, any of the directors may be removed for cause by the vote of a majority of the entire Board. Except as otherwise provided by law, any director may be removed with or without cause, at any time, by the vote of the holders of record of a majority of the shares entitled to vote for the election of directors.

                  SECTION 4. Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason may be filled by the vote of a majority of the directors then in office, even if less than a quorum exists, or by the Shareholders of the Corporation at the next annual meeting or any special meeting called for the purpose, and each director so elected shall hold office until the next annual election of directors, and until his/her successor shall be duly elected and qualified.

                  SECTION 5. Resignation. Any director of the Corporation may resign at any time by giving written notice of his/her resignation to the Board of Directors, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no time is specified therein, at the time of receipt thereof, and the acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 6. Executive Committee. By the affirmative vote of a majority of the entire Board, the Board of Directors may designate from among its members an Executive Committee and other committees, each consisting of at least five members. At least one-third of the members must be neither officers nor salaried employees of the Corporation or any entity controlling, controlled by, or under common control with the Corporation or beneficial owners of a controlling interest in the voting stock of the Corporation or any such entity ("disinterested directors"). The Executive Committee shall have all the authority of the Board of Directors except as otherwise provided by Section 712 of the New York Business Corporation Law or other

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applicable statute. Any other committees shall have such authority as the Board of Directors shall provide. The Board of Directors may designate one or more directors as alternate members of the Executive Committee or any other committee to replace absent members. Members of all committees shall serve at the pleasure of the Board of Directors.

                  SECTION 7. Committee of Independent Directors. The Board of Directors shall establish one committee, consisting of at least five members, comprised solely of disinterested directors. Such committee shall have responsibility for recommending the selection of independent certified public accountants, reviewing the Corporation's financial condition, the scope and results of the independent audit and any internal audit, nominating candidates for director for election by Shareholders or policyholders, and evaluating the performance of officers deemed to be principal officers of the Corporation and recommending to the Board of Directors the selection and compensation of such principal officers.

                  SECTION 8. Action by Unanimous Written Consent. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

                  SECTION 9. Quorum; Action by the Board or any Committee. A majority of the entire Board or any committee thereof, as the case may be, shall constitute a quorum for the transaction of business. Except as otherwise provided by these By-Laws, or required by law, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be required for the taking of any action by the Board of Directors or any committee thereof, as the case may be. At least one disinterested director must be included in any quorum for the transaction of business at any meeting of the Board or any committee thereof. If a quorum is not


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present at any meeting of directors, a majority of the directors present at the meeting may adjourn the meeting from time to time until a quorum is present, without notice of the adjourned meeting other than announcement at the meeting.

                                   ARTICLE III
                              MEETINGS OF DIRECTORS

                  SECTION 1. First Meeting. The first meeting of each newly elected Board of Directors shall be held immediately following each annual meeting of Shareholders. If the meeting is held at the place of the meeting of Shareholders, no notice of the meeting need be given to the newly elected directors. If the first meeting is not so held, it shall be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Board of Directors.

                  SECTION 2. Regular Meetings. Regular meetings of the Board of Directors may be held upon such notice, or without notice, at such places and at such times as shall from time to time be determined by the Board. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting will be held at that place at the same hour on the next business day which is not a legal holiday.

                  SECTION 3. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the President, or by the Secretary, at the written request of any two directors. Notice of each such meeting, stating the time and place of the meeting, shall be given in the manner set forth in Article IV of these By-Laws not less than forty-eight hours before the time such meeting is to be held. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to the director. A notice, or


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waiver of notice, need not specify the purpose of any meeting of the Board of
Directors, unless otherwise provided by these By-Laws.

                  SECTION 4. Place of Meeting. The Board of Directors may hold its meetings and keep the books and records of its proceedings at such place or places within the State of New York as the Board may from time to time determine.

                                   ARTICLE IV
                                     NOTICES

                  SECTION 1. Notice to a Stockholder. Any notice to a Stockholder shall be in writing and either given personally or by mail. If mailed, a notice will be deemed given when deposited in the United States mail, postage prepaid, directed to the Stockholder at his/her address as it appears on the records of Stockholders or, if the Stockholder shall have filed with the Secretary of the Corporation a written request that notices to him/her be mailed to some other address, then addressed to him/her at that other address.

                  SECTION 2. Notice to a Director. Any notice to a director may be given personally, by telephone or by mail, telegram, cable or similar instrumentality. A notice will be deemed given when actually given in person or by telephone, or seventy-two hours after having been deposited in the United States mail or with the communications company through which it is given, directed to the director at his/her business address or at such other address as the director may have designated to the Secretary in writing as the address to which notices should be sent.

                  SECTION 3. Waiver of Notice. Any person may waive notice of any meeting by signing a written waiver, whether before or after the meeting. In addition, attendance by a Stockholder at a meeting in person or by proxy will be deemed a waiver of notice unless the Stockholder protests prior to the conclusion of the meeting the lack of notice thereof. Attendance


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by a director at a meeting will be deemed a waiver of notice unless the director protests, prior to the meeting or at its commencement, the lack of notice thereof.

                                    ARTICLE V
                                    OFFICERS

                  SECTION 1. Number. The officers of the Corporation shall be a President, a Secretary, and a Treasurer, and the Board of Directors may also elect one or more Vice Presidents, such Assistant Secretaries, Assistant Treasurers and such other officers as it may from time to time deem advisable. Any two or more offices, except the offices of the President and Secretary, may be held by the same person. No officer need be a director of the Corporation.

                  SECTION 2. Election and Term of Office. Each officer shall be elected by the Board of Directors and shall hold office for such term, if any, as the Board of Directors shall determine. Any officer may be removed at any time, either with or without cause, by the vote of a majority of the entire Board of Directors.

                  SECTION 3. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors or to the President. Such resignation shall take effect at the time specified therein or, if no time is specified therein, at the time of receipt thereof, and the acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 4. President. The President shall be the Chief Executive Officer of the Corporation and, subject to the Board of Directors, shall have charge of the affairs of the Corporation. The President shall keep the Board of Directors fully informed and shall freely consult them concerning the business of the Corporation in the President's charge. The President may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board of Directors or by these By-


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Laws to some other officer or agent of the Corporation or where any of them shall be required by law otherwise to be signed, executed or delivered and he/she may affix the seal of the Corporation to any instrument which shall require it. Except as otherwise provided by these By-Laws, the President shall appoint and remove, employ and discharge and fix the compensation of all servants, agents, employees and clerks of the Corporation. The President shall, if present, preside at all meetings of the Board of Directors and of the Shareholders and shall have the power to call special meetings of the Shareholders and of the Board of Directors and in addition to the powers usually incident to the office of President as herein provided, shall have such other powers and shall perform such other duties as may be assigned to the President by the Board of Directors.

                  SECTION 5. Vice Presidents. The Vice Presidents, if any, shall perform such duties as shall from time to time be assigned to them by the Board of Directors, or the President. In the absence or in the event of the disability of the President, the Vice Presidents shall, in the order designated by the Board, perform the duties of the President.

                  SECTION 6. Secretary. The Secretary shall keep the minutes of all meetings of the Shareholders and of the Board of Directors in books provided for that purpose. The Secretary shall attend to the giving and serving of all notices of the Corporation. The Secretary shall affix the seal of the Corporation to all contracts and instruments requiring the same. The Secretary shall have charge of the seal of the Corporation and of such books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to the examination by any director upon application at the office of the Corporation during business hours, and shall in general perform all the duties incident to the office of the Secretary, or which may from time to time be assigned to him/her by the Board of Directors.

                  SECTION 7. Assistant Secretaries. The Assistant Secretaries, if any, shall assist the Secretary in the performance of the Secretary's duties and perform such duties as shall from time to time be assigned to them by the Board of Directors or the President. In the absence of or in

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the event of the disability of the Secretary, the Assistant Secretaries shall, in the order designated by the Board, perform the duties of the Secretary.

                  SECTION 8. Treasurer. The Treasurer shall have custody of all funds, securities and other property of the Corporation, and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, when the President or the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. In general, the Treasurer shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Board of Directors.

                  SECTION 9. Assistant Treasurers. The Assistant Treasurers, if any, shall assist the Treasurer in the performance of the Treasurer's duties and perform such duties as shall from time to time be assigned to them by the Board of Directors or the President. In the absence of or in the event of the disability of the Treasurer, the Assistant Treasurers shall, in the order designated by the Board, perform the duties of the Treasurer.

                  SECTION 10. Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors or in such manner as it may provide.

                  SECTION 11. Security. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his/her duties.


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                                   ARTICLE VI
                                 INDEMNIFICATION

                  SECTION 5.1. Indemnification of Directors, Officers, Employees and Agents. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified to the extent permitted by the laws of the State of New York, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with the defense or settlement of such action, suit or proceeding. The indemnification expressly provided by statute in a specific case shall not be deemed exclusive or any other rights to which any person indemnified may be entitled under any lawful agreement, vote of Stockholders or disinterested directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE VII
                            SHARES AND THEIR TRANSFER

                  SECTION 1. Certificates. The shares of stock of the Corporation shall be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary; however, unless otherwise provided by the Certificate of


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Incorporation, the Board of Directors may provide by resolution that some or all of any or all classes and series of shares in the Corporation shall be uncertified shares, provided that any such resolution shall not apply to shares represented by a certificate until such certificate has been surrendered to the Corporation.

                  SECTION 2. Signatures on Certificates. Each certificate shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation and shall be sealed with the seal of the Corporation; or, where such certificates are countersigned by a transfer agent and registered by a registrar, the signatures of such officers and the seal of the Corporation may be in facsimile. If any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he/she were such officer at the date of issue.

                  SECTION 3. Lost or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate issued by the Corporation which is alleged to have been lost or destroyed. When doing so, the Board of Directors may prescribe such terms and conditions precedent to the issuance of the new certificate as it deems expedient, and may require a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of the certificate or the issuance of the new certificate.

                  SECTION 4. Record Date. The Board of Directors may fix in advance a date as the record date for determination of the Stockholders entitled to notice of or to vote at any meeting of Stockholders, or to express consent to, or dissent from, any proposal without a meeting, or to receive payment of any dividend or allotment of any rights, or to take or be the subject of any other action. Such date shall be not less than ten nor more than fifty days before the date of such meeting, nor more than fifty days prior to any other action. If no record date is so fixed, the record date shall


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be as provided by law. A determination of Stockholders entitled to notice of or to vote at any meeting of Stockholders which has been made as provided in this Section shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

                  SECTION 5. Ownership. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote, or to exercise any of the other rights or privileges of an owner with regard to those shares.

                  SECTION 6. Rules and Regulations. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

                                  ARTICLE VIII
                                 CORPORATE SEAL

                  The Board of Directors shall provide a suitable seal containing the name of the Corporation, which seal shall be in the charge of the Secretary. A duplicate seal may be kept and used.

                                   ARTICLE IX
                                   FISCAL YEAR

                  The fiscal year of the Corporation shall end at the close of business on the 31st day of December in each year.

                                    ARTICLE X
                                   AMENDMENTS

                  Any and all By-Laws of the Corporation shall be subject to amendment or repeal, in whole or in part, and new By-Laws not inconsistent with the laws of the State of New York or any

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provision of the Charter may be adopted, by the affirmative vote of the holders of record of a majority of the outstanding stock of the Corporation present in person, or represented by proxy and entitled to vote in respect thereof, given at an annual meeting or at any special meeting at which a quorum shall be present, or by the affirmative vote of a majority of the entire Board of Directors given at any meeting if, in each case, notice of the propose amendment, repeal, or adoption of new By-Laws has been included in the notice of such meeting. Any By-Laws adopted by the Board of Directors may be altered or repealed by the Stockholders. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of Shareholders for the election of directors the By-Law so adopted, amended or repealed and a concise statement of the changes made.


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